Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (this “Agreement”), effective as of the date of the last execution signature (“Effective Date”), is by and between Topotarget A/S, a publicly-traded Danish biopharmaceutical company (“Topotarget”) and Apricus Biosciences, Inc., a publicly-traded pharmaceutical company (“Apricus”). As used herein, “Parties” shall mean Topotarget and Apricus.

WHEREAS, Topotarget commenced a lawsuit against Apricus by filing a Complaint in the United States District Court for the Southern District of New York (the “Court”) captioned Topotarget A/S v. Apricus Biosciences, Inc. case No. 13-CV-3946 (the “Action”), asserting several claims related to the Stock Purchase Agreement entered into between the Parties on December 15, 2011 (the “SPA”);

WHEREAS, by agreed stipulation of the Parties, Apricus has not yet responded to the Action in Court filings; and

WHEREAS, the Parties desire to avoid the expense and inconvenience of further litigation, to resolve any and all disputes of whatever kind between them amicably, to terminate the Action, and to avoid any future litigation between them.

NOW, THEREFORE, in exchange for the mutual consideration contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1. Payment Amounts. In full and final settlement of the Action, and as consideration for the release of claims set forth below in Section 4, Apricus shall provide Topotarget with the following payments and benefits:

a. Lump Sum Payment of Apricus Shares: In full and final settlement of the Action, and as consideration for the release of claims set forth below in Section 4, within five (5) business days after the Effective Date, Apricus shall issue to Topotarget the number of unregistered shares of common stock $0.001 par value per share of Apricus (the “Apricus Common Stock”) equal to one million one hundred thousand dollars ($1,100,000) divided by the average of the closing prices of Apricus’s common stock on the Nasdaq Capital Market for the ten trading days from the fifteenth trading day to the sixth trading day before the actual issuance of the Apricus Shares (the “Apricus Shares”). If, prior to the earlier of (x) the 151st day following the issuance of the Apricus Shares (extended by the number of days in such period on which Topotarget is not able to conduct sales under the Registration Statement (as defined in the Registration Rights Agreement)), or (y) the 30th day following the sale of the last of the Apricus Shares, Seller provides notice and supporting documentation reasonably satisfactory to Apricus (the “Notice of Additional Issuance”) stating that Seller did not receive at least one million one hundred thousand dollars ($1,100,000) in net proceeds from the sale of the Apricus Shares (after deduction of any commissions, fees and other expenses reasonably incurred in connection with the sale of such Apricus Shares), then promptly thereafter, Apricus shall issue Topotarget the number of additional unregistered shares of Apricus Common Stock (the “Additional

Shares”) equal to (xx) the difference between such net proceeds and one million one hundred thousand dollars ($1,100,000) divided by (yy) the average of the closing prices of Apricus’s common stock on the Nasdaq Capital Market for the ten trading days from the fifteenth trading day to the sixth trading day before the actual issuance of the Additional Shares; provided, however, that Apricus shall only be responsible to deliver Additional Shares on one occasion. In connection with the issuance, the Parties will enter into the Registration Rights Agreement attached as Exhibit A. Topotarget acknowledges and agrees that the payment of Apricus Shares, and if required by this Section 1, the Additional Shares, is inclusive of any and all attorneys’ fees and litigation costs and expenses that it might otherwise be entitled to receive under law or otherwise.

b. Payment of Outstanding Credit Balance: Within ten (10) business days after the Effective Date, Apricus shall pay, directly to US Oncology Specialty, LP, a subsidiary of McKesson Corporation (“USON Specialty”), the full outstanding credit balance applicable to the USON Specialty account, which stands in the amount of $69,155.

2. No Admission of Liability. The Parties agree that this Agreement is made in compromise of disputed claims and solely to avoid the expense and inconvenience of litigation and is not, nor shall it be, construed as a finding or admission of fault, wrongdoing, obligation, or illegal, immoral, or unethical conduct on the part of any of the Parties, all of which is expressly disclaimed. It is expressly understood and agreed that none of the Parties hereto shall be considered to have been or be the “prevailing” or “successful” party within the meaning of any statute, regulation, or otherwise.

3. Dismissal of Action. Within five (5) business days of the last to occur of (x) the issuance of the Apricus Shares described in Section 1.a., or (y) receipt of proof that Apricus made the payment described in Section 1.b., Topotarget shall file with the Court a stipulation and order dismissing the Action with prejudice, and without costs or attorneys’ fees to any person or entity.

4. Release/Covenant not to Sue; Rights and Obligations Extinguished.

a. Upon dismissal of the Action as described in Section 3 above, the Parties, on behalf of themselves and their heirs, agents, employees, representatives, officers, directors, attorneys, predecessors, successors, parents or affiliated entities, subsidiaries and assigns, and each of them, hereby fully and irrevocably release, acquit and forever discharge each other and all of their present or former heirs, agents, employees, representatives, officers, directors, attorneys, consultants, predecessors, successors, parents or affiliated entities, subsidiaries and assigns, and each of them, jointly and severally, of and from any and all claims, demands, causes of action, obligations, liabilities and damages whatsoever, suspected or unsuspected, known or unknown, foreseen or unforeseen, arising at any time up to and including the Effective Date (collectively, “Claims”), which they may now have or at any time heretofore may have had, or which at any time hereafter may have or claim to have, including without limitation any Claims relating to, arising from, or concerning the SPA, any agreements related to the SPA or the events upon which the claims in the Action are based (“Released Claims”). For avoidance of doubt, Released Claims shall not include claims for breach of this Agreement or the Registration Rights Agreement attached as Exhibit A.

b. The Parties acknowledge and agree that the above release provision in this Section 4 applies not only to Released Claims that are presently known, suspected, or disclosed to them, but also to Released Claims that are presently unknown, unsuspected, or undisclosed to them. The Parties expressly waive any rights they would have under Section 1542 of the Civil Code of the State of California or any analogous state, local or federal laws, rules, regulations or orders relating to the release of unknown, unsuspected or undisclosed claims. The Parties acknowledge that they are assuming the risk that the facts may turn out to be different from what they believe them to be and agree that the above release, and this Agreement, shall be in all respects effective and not subject to termination or rescission because of such mistaken belief.

c. The Parties agree and covenant not to file, initiate, or join any lawsuit or other proceeding (either individually, with others, or as part of a class), in any forum, pleading, raising, or asserting any of the Released Claims. The Parties agree and acknowledge that, in the event that either Party breaches any obligation under this Section 4, the breaching Party will be obligated to reimburse the non-breaching Party for its reasonable costs and attorneys’ fees incurred in defending against those Released Claims.

5. Entire Agreement; Amendment; Severability.

a. This Agreement (including its Exhibit A) constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, if any, regarding its subject matter, including without limitation the SPA. For avoidance of doubt, the Parties agree that, upon the filing of the stipulation and order of dismissal as set forth in Section 3 hereof, all rights and obligations set forth in, or arising from, the SPA or related agreements will be satisfied or extinguished, except for obligations remaining under this Agreement. Any representations, promises, or statements related to the subject matter of this Agreement that are not set forth in this Agreement are of no force and effect and have not been relied upon. This Agreement shall not be amended, modified or waived in any way without the written consent of the Parties. This Agreement shall be binding upon and benefit the Parties and their respective successors and permitted assigns. This Agreement may not be assigned in whole or in part without the written consent of the other Party, and any purported assignment without such consent shall be null and void. This Agreement is not intended to and shall not create rights in any persons or entities other than the Parties and their successors and permitted assigns, provided, however, that each of the persons and entities who are beneficiaries of one of the releases set forth in Section 4 are express third-party beneficiaries thereof and may enforce rights related thereto directly.

6. Choice of Law; Forum; Attorneys’ Fees.

a. This Agreement, and any action or proceeding arising out of or relating to this Agreement, shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to its conflict of law rules. Each of the Parties: (a) consents to submit itself to the exclusive personal jurisdiction of any state or federal court sitting in the State of New York, County of New York, including the Court, in any such action or proceeding, (b) agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court or otherwise, (d) agrees not to bring any such action or proceeding in any other court or forum, (e) waives any defense of improper venue or inconvenient forum to the maintenance of any such action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto, and (f) agrees that service of process in any such action or proceeding may be effected by delivery via internationally recognized courier service, addressed to the individual executing this Agreement on behalf of such Party, at such Party’s address set forth below, in addition to any other method of service authorized by applicable law, and such service shall be good and sufficient.

b. In any action or proceeding by a Party alleging a breach of this Agreement, the prevailing Party shall be entitled to recover its attorneys’ fees and other costs reasonably incurred in that action or proceeding, in addition to any other relief to which the Party may be entitled.

7. Review of Agreement; Construction; Acknowledgements.

a. Each of the Parties represents and warrants to the other that such Party is represented and counseled by independent attorneys and is entering into this Agreement of its own free will and volition.

b. The Agreement shall not be construed against the Party preparing it, but shall be construed as if both Parties jointly prepared the Agreement. Any uncertainty or ambiguity shall not be interpreted against any one Party.

b. This Agreement may be signed in counterparts, with each counterpart, and any copy thereof, including facsimile or electronic copies, in combination with any copy of other duly executed original counterparts, having the full force and effect of a fully executed original Agreement.

In signing below, the Parties signify that they have read the terms of this Agreement, fully understand its terms, are voluntarily agreeing to those terms, and intend to be legally bound. The undersigned representative for each of the Parties certifies that he or she is fully authorized to enter into the terms and conditions of this Agreement and to commit fully and bind such Party according to the provisions hereof.

Topotarget A/S:

Sign: /s/ Anders Vadsholt

Print Name: Anders Vadsholt

Print Title: CEO

Print Address: Fruebjergvej 3, 2100 København Ø (Copenhague), Denmark

Date: 9/23/13

Apricus Biosciences, Inc.

Sign: /s/ Steve Martin

Print Name: Steve Martin

Print Title: SVP, CFO and Secretary

Print Address: 11975 El Camino Real, Suite 300, San Diego, CA 92130

Date: 9/23/13

EXHIBIT A

REGISTRATION RIGHTS AND TRANSFER RESTRICTION AGREEMENT

This REGISTRATION RIGHTS AND TRANSFER RESTRICTION AGREEMENT (this “Agreement”), dated as of September 23, 2013, is entered into among Apricus Biosciences, Inc., a Nevada corporation (“Apricus”), and Topotarget A/S, a Danish company (“Topotarget”).

WHEREAS, Apricus and Topotarget are parties to a Stock Purchase Agreement, dated as of December 15, 2011 (the “Purchase Agreement”), pursuant to which Apricus acquired from Topotarget all of the issued and outstanding shares of common stock of Topotarget USA, Inc., a Delaware corporation (the “Acquisition”);

WHEREAS, Apricus and Topotarget are parties to a Settlement Agreement and Release, dated as of September 23, 2013 (the “Settlement Agreement”), pursuant to which Topotarget will receive shares of common stock, par value $.001 per share of Apricus (“Apricus Common Stock”) from Apricus (the “Settlement”);

WHEREAS, it is a condition to the Settlement that Apricus enter into this Agreement providing for the registration of the shares of Apricus Common Stock to be received by Topotarget in the Settlement; and

WHEREAS, Apricus prepared and filed a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) with respect to shares of Apricus Common Stock and is willing to maintain the effectiveness of such registration statement, upon the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing and the respective covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Definitions. All terms used in this Agreement which are defined in the Settlement Agreement shall have the meanings specified in the Settlement Agreement unless the context otherwise requires.

ARTICLE II

REGISTRATION OF THE SHARES

2.1. Registration Statement. Apricus filed with the SEC on December 16, 2011, a registration statement (the “Registration Statement”), relating to the offer and sale by Topotarget at any time and from time to time on a delayed or continuous basis in accordance with Rule 415 under the Securities Act of all the shares of Apricus Common Stock issuable under the Purchase Agreement, including, as a result of the Settlement, the Apricus Shares and (if required under the Settlement Agreement) Additional Shares (collectively, the “Shares”). Apricus shall deliver to Topotarget a confirmation from Apricus that the Registration Statement is effective. If a sufficient number of shares have not been included on the Registration Statement to cover sale of the Shares, then Apricus shall file a post-effective amendment to the Registration Statement to increase the number of shares registered to include all of the Shares. Apricus shall use commercially reasonable efforts to cause the post-effective amendment to become effective. Seller hereby acknowledges and agrees that it will not be able to conduct sales pursuant to the Registration Statement during the period beginning when the post-effective amendment is filed and ending when the post-effective amendment is declared effective.

2.2. Blue Sky. Apricus shall use reasonable commercial efforts to permit the resale by Topotarget of the Shares under the blue sky laws of the several states, provided, however, that Apricus shall not be required to register as a foreign corporation or consent to the service of process in any state or jurisdiction pursuant to this Section 2.2.

ARTICLE III

MAINTENANCE OF REGISTRATION STATEMENT AND PROSPECTUSES

3.1. Apricus shall use reasonable commercial efforts to keep the Registration Statement and the prospectus contained therein (as amended or supplemented from time to time, the “Prospectuses” and each a “Prospectus”) effective at all times until the earlier of (i) the date on which Topotarget may sell all Shares covered by the Registration Statement required to be covered by such Registration Statement without restriction pursuant to Rule 144 under the Securities Act, or (ii) the date on which all Shares covered by the Registration Statement have been disposed of by Topotarget (the “Registration Period”). In the event the Registration Statement cannot be kept effective for the Registration Period, Apricus shall use its reasonable commercial efforts to prepare and file with the SEC and have declared effective as promptly as practicable another registration statement on substantially the same terms and conditions as the initial Registration Statement and such registration statement shall be considered the Registration Statement for purposes hereof. Apricus shall furnish to Topotarget such number of copies of a Prospectus in conformity with the requirements of the Act, and an electronic copy of the Prospectus to facilitate the disposition of the Shares owned by Topotarget.

3.2. Apricus shall advise Topotarget promptly in writing when any post-effective amendment to the Registration Statement, has been declared effective by the SEC. Apricus shall advise Topotarget in writing of the receipt by Apricus of any stop order from the SEC suspending the effectiveness of the Registration Statement, and if at any time during the Registration Period there shall be a stop order suspending the effectiveness of the Registration Statement, Apricus shall use its reasonable commercial efforts to obtain promptly the withdrawal of such order. Apricus shall use its reasonable commercial efforts to advise Topotarget in writing of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement or Prospectus untrue, or that requires the making of any additions to or changes in the Registration Statement or Prospectus in order to make the statements therein not misleading and in such event Apricus shall prepare and file with the SEC, as soon as reasonably practicable, an amendment to such Registration Statement or an amendment or supplement to such Prospectus so that, as so amended or supplemented, such Registration Statement and such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading.

Topotarget shall furnish to Apricus such information regarding such party and the distribution of the Shares as Apricus may from time to time reasonably request in writing in order to comply with the Securities Act. Topotarget shall notify Apricus as promptly as practicable of any inaccuracy or change in information previously furnished by such party to Apricus or of the happening of any event in either case as a result of which any Prospectus relating to the Registration Statement contains an untrue statement of a material fact regarding such party or the distribution of such Shares, or omits to state any material fact regarding such party or the distribution of such Shares required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to furnish promptly to Apricus any additional information required to correct or update any previously furnished information or required so that such Prospectus shall not contain, with respect to such party or the distribution of such Shares an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

ARTICLE IV

RESTRICTION ON TRANSFER

4.1. For 180 days after the each issuance of Shares to Topotarget, Topotarget shall not, and shall not permit any of its Affiliates to, sell, encumber, pledge or otherwise transfer (a “Transfer”) in the aggregate, on any given day, such number of shares of Apricus Common Stock other than in accordance with the selling plan attached as Exhibit A hereto and shall use reasonable commercial efforts to promptly report to Apricus the selling price of all such sales. Notwithstanding anything herein to the contrary, the Transfer restrictions set forth in this section shall not apply to any Transfer of all or part of the Shares to one or more Affiliates of Topotarget, provided, however, that such Affiliate(s) shall agree with Apricus in writing prior to such Transfer to be bound by the terms of this Agreement and, provided further, that the aggregate number of Shares that may be sold by Topotarget, together with such Affiliates, shall not exceed in the aggregate the maximum number of shares of Apricus Common Stock that may be sold as provided pursuant to Exhibit A.

ARTICLE V

EXPENSES

5.1. All expenses incident to Apricus’s performance of or compliance with this Agreement will be borne by Apricus, including, without limitation, all: (i) registration and filing fees and expenses; (ii) expenses of printing; and (iii) fees and expenses of counsel for Apricus. Topotarget shall pay for its own fees and expenses relating hereto including but not limited to the fees and expenses of counsel for Topotarget. To the extent that Topotarget wishes to sell any portion of the Shares in an underwritten transaction, Topotarget shall be solely responsible for the fees, expenses and commissions of any underwriters or placement agents who may underwrite or participate in any distribution of the Shares.

ARTICLE VI

INDEMNIFICATION

6.1. Apricus will, and does hereby agree to, indemnify and hold harmless Topotarget, and each of its directors, officers, employees and agents and each person controlling Topotarget with respect to any registration effected pursuant to this Agreement against all claims, losses, damages, and liabilities (or actions in respect thereto) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which Topotarget may become subject under the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”), or other federal or state law insofar as such claims, losses, damages or liabilities (or actions in respect thereto) arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus relating to the Shares, or other document, or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such party for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim or action; provided, however, that Apricus will not indemnify Topotarget or any of its directors, officers, employees and agents and each person controlling Topotarget for any claims, losses, damages, and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus or other document, or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such registration statement or prospectus, in reliance upon and in conformity with written information furnished to Apricus by Topotarget or any its directors, officers, employees or agents and stated to be specifically for use therein (the “Topotarget Information”).

6.2. Topotarget will indemnify Apricus, each of its directors and officers, each person controlling Apricus and the officers, directors, employees and agents and each person controlling Apricus against all claims, losses, damages, and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or the prospectus included therein, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Apricus, and each such director, officer and controlling person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim or action, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such registration statement or prospectus, in reliance upon and in conformity with Topotarget Information.

6.3. Each party entitled to indemnification under this Article VI (the “Indemnified Party”) shall give written notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and after the Indemnifying Party assumes the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in the reasonable judgment of the Indemnified Party, representation of such Indemnified Party by such counsel would be inappropriate due to actual or potential conflicting interests between such Indemnified Party and the Indemnifying Party in such proceeding in which case such Indemnified Party shall have the right to employ separate counsel to participate in such defense at the expense of the Indemnifying Party; it being understood that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Parties provided, however, that the Indemnifying Party shall bear the expenses of independent counsel for the Indemnified Party if the Indemnified Party reasonably determines that representation of more than one party by the same counsel would be inappropriate due to actual or potential conflicts of interest between the Indemnified Party and the Indemnifying Party; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article VI, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability in respect to such claim or litigation. If an Indemnified Party defends any claim or litigation pursuant to this Section 6.3, such Indemnified Party shall not consent to entry of any judgment or enter into any settlement without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld).

6.4. If the indemnification provided for in Section 6.1 or 6.2, as applicable, is for any reason unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each Indemnifying Party under any such section, in lieu of indemnifying such Indemnified Party thereunder, hereby agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such claims, actions, demands, losses, damages, liabilities, cost or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and

the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount Topotarget shall be obligated to contribute pursuant to this Section 6.4 shall be limited to an amount equal to the per share sale price (less any underwriting discount and commissions) multiplied by the number of Shares sold by such party pursuant to the Registration Statement which gives rise to such obligation to contribute (less aggregate amount of any damages which such party has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Shares). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation. The obligations of Topotarget under this Section 6.4 will be several (based on Shares sold pursuant to a registration effected pursuant to this Agreement) and not joint.

ARTICLE VII

RULE 144 REPORTING

7.1. With a view to making available to Topotarget the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, Apricus agrees to use its reasonable commercial efforts to:

(a) comply, on a timely basis with all the reporting requirements of the Exchange Act, and comply with all other public information reporting requirements of the SEC as a condition to the availability of an exemption from the Securities Act under Rule 144 thereunder, as amended from time to time, or successor rule thereto, for the sale of Shares by Topotarget;

(b) provide, at Apricus’s expense, such opinion of counsel as may be reasonably requested by the transfer agent for the Shares in connection with each sale of Shares pursuant to an exemption from the registration requirements of the Securities Act (under Rule 144 thereunder, as amended from time to time, or successor rule thereto or otherwise) or otherwise, so long as Topotarget has furnished to counsel documentation reasonably acceptable to such counsel related to the transfer and the Shares; and

(c) whenever Topotarget is able to demonstrate to Apricus that the provisions of Rule 144(k) (or any successor rule) under the Securities Act are available to it and has furnished to Apricus such documentation in connection therewith as Apricus may reasonably request, provide, at Apricus’s expense, new certificates that do not bear a restrictive legend.

7.2. So long as Topotarget owns any Shares, Apricus agrees to furnish to Topotarget, forthwith upon request, a copy of the most recent annual or quarterly report of Apricus, and such other reports and documents as Topotarget may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such Shares without registration; provided that such reports are not otherwise available to Topotarget on the SEC’s Edgar website.

ARTICLE VIII

MISCELLANEOUS

8.1. Entire Agreement. This Agreement and the Settlement Agreement shall constitute the entire understanding and agreement between the Parties in relation to the subject matter of this Agreement and shall together supersede all previous agreements among the Parties in relation to the same subject matter, including, without limitation the Purchase Agreement.

8.2. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) by personal delivery, (ii) upon transmission by facsimile machine if a confirmation sheet is emitted from such machine, (iii) upon delivery by a nationally-recognized overnight courier service, or (iv) if mailed, certified or registered mail (return receipt requested), postage prepaid, each to the other Party at the following address (or at such other address as shall be given in writing by any Party to the other in accordance with these provisions):

(a) If to Apricus:

Apricus Biosciences, Inc.

11975 El Camino Real, Suite 300

San Diego, CA 92130

Attention: Chief Executive Officer

Facsimile No.: (858) 866-0482

(b) If to Topotarget:

TopoTarget A/S

Symbion Science Park

Fruebjergvej 3

2100 København Ø (Copenhague)

Denmark

Attention: Chief Executive Officer

Facsimile No.: +45 39 17 94 92

(c) With a copy to:

Dechert LLP

1900 K Street, N.W.

Washington, D.C. 20006

United States

Attention: David E. Schulman

Facsimile No.: +1 202 261 3333

8.3. Headings. The headings preceding the text of the Articles, Sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. All words used in this Agreement will be construed to be of such gender or number as the context may require.

8.4. Amendment and Waiver. The Parties may by mutual agreement amend this Agreement in any respect, and any Party, as to such Party, may extend the time for the performance of any of the obligations of any other Party; and waive compliance by any other Party with any of the agreements contained herein and performance of any obligations by such other Party. To be effective, any such amendment or waiver must be in writing and be signed by the Party against whom enforcement of the same is sought.

8.5. Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties hereto and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or .pdf transmission.

8.6. No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Person or entity other than the Parties signatory hereto any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

8.7. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the Settlement Agreement, the provisions of the Settlement Agreement shall prevail.

8.8. Governing Law. This Agreement, and any action or preceding arising out of or relating to this Agreement, and all agreements, documents and instruments delivered pursuant hereto or incorporated herein, unless otherwise expressly provided therein, shall be governed by and interpreted and enforced in accordance with the laws of New York, without regard to its conflict of laws provisions.

8.9. Submission to Jurisdiction. Each of the Parties to this Agreement(a) consents to submit itself to the exclusive personal jurisdiction of any state or federal court sitting in the State of New York, County of New York, including the Court, in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court or otherwise, (d) agrees not to bring any such action or proceeding in any other court or forum, (e) waives any defense of improper venue or inconvenient forum to the maintenance of any such action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto, and (f) agrees that service of process in any such action or proceeding may be effected by delivery via internationally recognized courier service, addressed to the individual executing this Agreement on behalf of such Party, at such Party’s address set forth in Section 8.2, in addition to any other method of service authorized by applicable law, and such service shall be good and sufficient.

8.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

8.11. Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state or local law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

TOPOTARGET A/S

BY: /s/ Anders Vadsholt

NAME: Anders Vadsholt

TITLE: CEO

APRICUS BIOSCIENCES, INC.

BY: /s/ Steve Martin

NAME: Steve Martin

TITLE: SVP, CFO and Secretary

EXHIBIT A

Topotarget shall not be able to sell more than five (5) percent of the Apricus’s stock on any given day than the volume weighted average share value for the previous day.